UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-51826 (Commission File Number)	47-0956945 (I.R.S. Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)

(604) 684-1099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stendal Pulp Holding GmbH (the "Company"), a wholly-owned subsidiary of Mercer International Inc. ("Mercer"), and Wolfram Ridder entered into an employment agreement on October 2, 2006 whereby Mr. Ridder assumed the position of managing director of the Company. The agreement provides for an annual gross salary of €247,200 and a yearly bonus of up to 25% of the annual gross salary depending upon targets mutually agreed upon between Mr. Ridder and the Chief Executive Officer of Mercer. Mr. Ridder is also entitled to certain other benefits and perquisites. The agreement is terminable by the parties as of June 30 or December 31 of any year by giving six months notice and in the case of a change of control the notice period increases to twelve months. The agreement also provides that Mr. Ridder will not compete with the Company during his employment and will keep all affairs of the Company confidential.

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as an exhibit hereto and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 10.1	Description Employment Agreement dated October 2, 2006 between Wolfram Ridder and Stendal Pulp Holding GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: October 2, 2006	/s/ David M. Gandossi

Chief Financial Officer

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated October 2, 2006 between Wolfram Ridder and Stendal Pulp Holding GmbH.